UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

American Coastal Insurance Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35761	75-3241967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 Carillon Parkway, Suite 100
St. Petersburg, Florida		33716
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 633-0851

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ACIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company's 2026 Annual Meeting was held for stockholders to consider and act upon the two proposals listed below. A total of 42,734,499 shares of our common stock, out of a total of 48,342,811 shares of common stock issued and outstanding and entitled to vote as of the close of business on March 27, 2026, were present in person or represented by proxy. The final results of the stockholder votes regarding each proposal were as follows:

Proposal One: The stockholders elected each of the five persons named below to serve as Class B directors for a two-year term until the Company's 2028 annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal.

	For	Against	Abstained	Broker Non Votes
Class B Directors
Alec L. Poitevint, II	34,034,347	277,147	36,474	8,386,531
Kern M. Davis, M.D.	32,529,935	1,781,370	36,663	8,386,531
William H. Hood, III	34,098,402	211,900	37,666	8,386,531
Patrick F. Maroney	34,144,228	167,267	36,473	8,386,531
Deirdre A. Brown	34,019,881	318,214	9,873	8,386,531

Proposal Two: The stockholders ratified the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2026.

For	Against	Abstained	Broker Non Votes
42,667,555	22,174	44,770	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COASTAL INSURANCE CORPORATION

Date:	May 29, 2026	By:	/s/ B. Bradford Martz
B. Bradford Martz, President & Chief Executive Officer